Exhibit 99.1

Finance of America Issues Statement on the Sale of Incenter’s Title Insurance Business

Plano, Texas – July 6, 2023 – Finance of America Companies Inc. (NYSE: FOA) (“FOA” or the “Company”), a modern retirement solutions platform, issued the following statement today from FOA Chief Executive Officer Graham A. Fleming regarding the closing of the previously announced sale of the title insurance business of Incenter, an FOA subsidiary, to a wholly owned subsidiary of Essent Group Ltd. (NYSE: ESNT) (such transaction, “the Incenter Transaction”):

“The completion of this transaction marks another important step in the execution of Finance of America’s long-term growth strategy designed to help Americans achieve their retirement goals through the use of home equity.”

About Finance of America

Finance of America (NYSE: FOA) is a modern retirement solutions platform that provides customers with access to an innovative range of retirement offerings centered on the home, including reverse mortgages and home improvement loans as well as home-sharing services. In addition, FOA offers capital markets and portfolio management capabilities to optimize distribution to investors. FOA is headquartered in Plano, Texas. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the Company’s expectations regarding the Incenter Transaction. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. These statements are subject to risks, uncertainties, assumptions, and other important factors. Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements can be found in the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts

For Finance of America Media Relations: pr@financeofamerica.com
For Finance of America Investor Relations: ir@financeofamerica.com